CSFB 05-4

Group 16

Pay rules

1.

Pay according to the PAC schedule A as follows:

a.   Pay to the 16P1 until retired

2.

Pay according to the aggregate PAC schedule B as follows:

a.

Pay pro-rata to the 16F1-16F6, 16I1-16I6 until retired

b.

Pay the 16Z1 until retired

3.

Pay the 16C1 until retired

4.

Pay disregarding the aggregate PAC schedule B as follows:

a.

Pay pro-rata to the 16F1-16F6, 16I1-16I6 until retired

b.

Pay the 16Z1 until retired

4.   Pay disregarding the PAC schedule A as follows:

a.   Pay to the 16P1 until retired

Notes

Pxing Speed = 300PSA

Floater Bonds:

16F1– 24 day delay, 1ML + .50%, 7.50% Cap, .50% Floor, Initial Libor – 3.00%

16F2– 24 day delay, 1ML + .55%, 7.50% Cap, .55% Floor, Initial Libor – 3.00%

16F3– 24 day delay, 1ML + .60%, 7.50% Cap, .60% Floor, Initial Libor – 3.00%

16F4– 24 day delay, 1ML + .55%, 7.00% Cap, .55% Floor, Initial Libor – 3.00%

16F5– 24 day delay, 1ML + .60%, 7.00% Cap, .60% Floor, Initial Libor – 3.00%

16F6– 24 day delay, 1ML + .65%, 7.00% Cap, .65% Floor, Initial Libor – 3.00%

Inverse Bonds:

16I1 – 24 day delay, 19.24999419% - 2.74999884*1ML, 19.24999419% Cap, 0% Floor, Initial Libor – 3.00%

16I2 – 24 day delay, 19.11249425% - 2.74999884*1ML, 19.11249425% Cap, 0% Floor, Initial Libor – 3.00%

16I3 – 24 day delay, 18.97499431% - 2.74999884*1ML, 18.97499431% Cap, 0% Floor, Initial Libor – 3.00%

16I4 – 24 day delay, 23.64997854% - 3.66666233*1ML, 23.64997854% Cap, 0% Floor, Initial Libor – 3.00%

16I5 – 24 day delay, 23.46664543% - 3.66666233*1ML, 23.46664543% Cap, 0% Floor, Initial Libor – 3.00%

16I6 – 24 day delay, 23.28332866% - 3.6666657*1ML, 23.28332866% Cap, 0% Floor, Initial Libor – 3.00%

Settlement = 4/29/05